Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Acadia Realty Trust
Rye, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-157886, 333-31630, 333-139950, 333-114785, 333-126712, 333-180607, 333-104727, 333-195665 and 333-203236) and Form S-8 (Nos. 333-95966, 333-106758, 333-87993, 333-214923 and 333-184117) of Acadia Realty Trust of our reports dated February 24, 2017, relating to the consolidated financial statements and financial statement schedules and the effectiveness of Acadia Realty Trust’s internal control over financial reporting, which appear in this Form 10-K/A.

/s/ BDO USA, LLP
New York, New York
February 27, 2017